EXHIBIT 99.1

NeuroMetrix, Inc. Reports Total Revenues of $14.0 Million for the Second Quarter of 2006, 73% Growth over Second Quarter of 2005; GAAP Net Income of $1.5 million, Non-GAAP Adjusted Net Income of $2.2 million

WALTHAM, Mass.—(BUSINESS WIRE)—July 27, 2006—NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the design, development and sale of proprietary products used to diagnose neuropathies, or diseases of the nerves, announced today the financial results for the three and six month periods ended June 30, 2006.

Total revenues for the three months ended June 30, 2006, the Company’s second quarter, were $14.0 million, compared with $8.1 million for the second quarter of 2005, representing an increase of 73%.  During the three month periods ended June 30, 2006 and June 30, 2005, 86% and 88% of revenues, respectively, were derived from biosensor sales and 14% and 12% of revenues, respectively, were derived from diagnostic device sales.

Total revenues for the six months ended June 30, 2006, were $25.8 million, compared with $14.9 million for the six months ended June 30, 2005, representing an increase of 74%.  During the six month periods ended June 30, 2006 and June 30, 2005, 87% and 88% of revenues, respectively, were derived from biosensor sales and 13% and 12% of revenues, respectively, were derived from diagnostic device sales.

The gross margin percentage for the second quarter of 2006 was 75.8% of revenues compared with 74.1% of revenues for the second quarter of 2005.  In the second quarter of 2006, the gross margin percentage for biosensors was 74.9% of revenues compared with 74.2% of revenues in the second quarter of 2005.  The gross margin percentage for diagnostic devices was 81.4% of revenues for the second quarter of 2006, compared with 73.0% of revenues for the second quarter of 2005.

The gross margin percentage for the six months ended June 30, 2006 was 75.7% of revenues compared with 73.7% of revenues for the six months ended June 30, 2005.  The gross margin percentage for biosensors was 74.9% for the six months ended June 30, 2006 compared with 73.8% for the same period in 2005.  The gross margin percentage for diagnostic devices was 81.0% for the six months ended June 30, 2006, compared with 73.0% for the same period in 2005.

Net income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) for the second quarter of 2006 was $1,530,700, compared with a net loss of $(40,100) for the second quarter of 2005, including stock-based compensation expense of $626,800 and $71,900 for the second quarter of 2006 and 2005, respectively.  The large increase in stock-based compensation expense was due to the adoption of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) in 2006.  Excluding stock-based compensation expense, non-GAAP adjusted net income for the second quarter of 2006 was $2,157,500, compared with a non-GAAP adjusted net income of $31,800 for the second quarter of 2005.

Net income calculated in accordance with GAAP for the six months ended June 30, 2006 was $1,678,000, compared with a net loss of $(636,500) for the same period in 2005, including stock-based compensation expense of $1,364,000 and $147,900 for the six months ended June 30, 2006 and 2005, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted net income for the six months ended June 30, 2006 was $3,042,000, compared with a non-GAAP adjusted net loss of $(488,600) for the same period in 2005.

Basic and diluted net income per share was $0.12 for the three months ended June 30, 2006, compared with basic and diluted net loss per share of $0.00 for the three months ended June 30, 2005.  The basic and diluted net income (loss) per share for the three months ended June 30, 2006 and June 30, 2005 included stock-based compensation expense of $626,800 and $71,900, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted diluted net income per share was $0.16 for the three months ended June 30, 2006, compared with non-GAAP adjusted diluted net income per share of $0.00 for the same period in 2005.

Basic and diluted net income per share was $0.13 for the six months ended June 30, 2006, compared with basic and diluted net loss per share of $(0.05) for the six months ended June 30, 2005.  The basic and diluted net income (loss) per share for the six months ended June 30, 2006 and June 30, 2005 included stock-based compensation expense of $1,364,000 and $147,900, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted diluted net income per share was $0.23 for the six months ended June 30, 2006, compared with non-GAAP adjusted diluted net loss per share of $(0.04) for the same period in 2005.

The following table contains a reconciliation of non-GAAP net income (loss), adjusted to exclude stock-based compensation expense, to GAAP net income (loss) and non-GAAP diluted net income (loss) per share, adjusted to exclude stock-based compensation expense, to GAAP diluted net income (loss) per share, during the three and six month periods ended June 30, 2006 and 2005.

	Three Months Ended June 30,
	2006	2005
Net income (loss) reconciliation:

Net income (loss), as reported in accordance with GAAP	$1,530,700	$(40,100)
Stock-based compensation expense	626,800	71,900
Non-GAAP adjusted net income	$2,157,500	$31,800

Diluted net income (loss) per common share reconciliation:

Net income (loss) per common share, diluted, as reported in accordance with GAAP	$0.12	$(0.00)
Stock-based compensation expense	0.04	0.00
Non-GAAP adjusted net income per common share, diluted	$0.16	$0.00

	Six Months Ended June 30,
	2006	2005
Net income (loss) reconciliation:

Net income (loss), as reported in accordance with GAAP	$1,678,000	$(636,500)
Stock-based compensation expense	1,364,000	147,900
Non-GAAP adjusted net income (loss)	$3,042,000	$(488,600)

Diluted net income (loss) per common share reconciliation:

Net income (loss) per common share, diluted, as reported in accordance with GAAP	$0.13	$(0.05)
Stock-based compensation expense	0.10	0.01
Non-GAAP adjusted net income (loss) per common share, diluted	$0.23	$(0.04)

Cash and cash equivalents and short-term investments totaled $34.7 million as of June 30, 2006, compared with $32.3 million as of December 31, 2005.

Shai N. Gozani, M.D., Ph.D., NeuroMetrix’s President & CEO commented, “During the second quarter of 2006, we posted top line growth of 73% on a year over year basis due to continuing strong demand from our existing customers and due to expansion of our customer base using our NC-stat neuropathy diagnostic solution.  We continued to see strong penetration into the primary care physician market, which now represents 72% of total biosensor usage.  We experienced an increase of 102% in biosensor usage on a year-over-year basis by primary care physicians in the second quarter of 2006.  We expanded our overall active customer count to a total of 4,068 physician practices and clinics, as of the end of the second quarter of 2006, compared with 2,696 at the end of the second quarter of 2005.  A total of 287,200 biosensors were used by our customers during the second quarter of 2006, an increase of 66% over the 173,100 biosensors used by our customers in the second quarter of 2005.”

Dr. Gozani further commented:  “We recently completed the expansion of our sales force to a total of 46 regional sales managers and added Physician Sales & Services with their 700 sales reps as a national partner to generate qualified sales leads for our direct sales force.  We believe that the strengthening of our sales and marketing capabilities will further advance our goal of creating a new standard of care throughout the marketplace.”

Dr Gozani continued:  “We were also able to leverage our investments in sales and marketing and all other areas of the company in the second quarter of 2006 to expand our operating margins and improve our bottom line results.  We generated positive cash flows and increased our cash and investment position by $2.4 million during the quarter.  We are very pleased with these results.”

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 10:00 a.m. Eastern time on Thursday, July 27, 2006 to discuss the Company’s financial results for the three month period ending June 30, 2006. In addition, the Company may answer questions concerning business and financial developments and trends, and other business and financial matters affecting the Company.  The conference call may be accessed in the United States by dialing 1-866-510-0710 and using the confirmation code 45014028.  Internationally, the conference call may be accessed by dialing 617-597-5378, and using the same confirmation code. The webcast, along with the earnings press release and accompanying condensed financial statements, will be accessible from the Company’s website at www.neurometrix.com under the “Investors” tab and a replay of the webcast will be available on the Company’s website for twelve months.  A replay of the conference call will be available starting two hours after the call by dialing 1-888-286-8010, domestically and 1-617-801-6888, internationally. The confirmation code to access the replay is 97813660.  The replay will be available for three months following the conference call.

Non-GAAP Information

In addition to disclosing results calculated in accordance with GAAP, the Company has also disclosed non-GAAP financial results that exclude stock-based compensation expense calculated under the requirements of SFAS 123R and under certain additional accounting pronouncements.  Management believes that these non-GAAP financial results provide useful information to investors regarding the financial performance of the Company and management believes that this non-GAAP financial information facilitates comparisons with historical financial results.  Management uses these non-GAAP financial results for purposes of managing the business, planning, forecasting, determining compensation, for comparative purposes when assessing results versus peer companies and for other purposes.  Given the importance of these non-GAAP financial results to the Company, the Company has disclosed this information to investors to facilitate an assessment of financial performance on the same basis as that applied by management.  The Company feels that it is important for investors to understand the Company’s financial results with and without the impact of the non-cash stock-based compensation expense resulting from the grant of stock options and other equity awards.

Non-GAAP information should not be viewed as a substitute for GAAP information.  Investors and other users of the Company’s financial statements should consider all information, including stock based compensation expense, when assessing the Company’s financial performance.  A reconciliation of GAAP to non-GAAP financial results has been included in tabular form in this press release.

About NeuroMetrix

NeuroMetrix is a medical device company establishing a new standard of care through the design, development and sale of proprietary products used to diagnose neuropathies. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back and leg pain and carpal tunnel syndrome, as well as other clinical disorders.  These clinical indications affect millions of patients in the United States. The NC-stat System, the Company’s neuropathy diagnostic system, has been on the market since May 1999 and is presently used in over 4,000 physician’s offices and clinics in the United States. The Company holds issued utility patents covering a number of important aspects of the NC-stat System.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with: dependence on the NC- stat System and its components; the Company’s ability to increase its customer base and expand the market for its products; the ability to manage growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company’s customers for procedures performed using the NC-stat System; compliance with applicable quality control and manufacturing standards; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company’s products; effectiveness of the Company’s products compared to other medical device products; protection of the Company’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse affects of challenges to or investigations into the Company’s practices under these laws; product liability lawsuits that may be brought against the Company; competition; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to the Company’s products; dependence upon computer and communication infrastructure utilized by the Company’s products; the Company’s capital and financing needs; and any failure of the Company to successfully integrate acquired businesses. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: NeuroMetrix, Inc.
Bradford Smith, 781-314-2741
Chief Financial Officer
neurometrix.ir@neurometrix.com
SOURCE: NeuroMetrix, Inc.

NeuroMetrix, Inc.
Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005

Revenues:
Diagnostic device	$1,933,594	$960,513	$3,475,031	$1,772,913
Biosensor	12,036,456	7,106,993	22,318,294	13,084,357

Total revenues	13,970,050	8,067,506	25,793,325	14,857,270

Cost of revenues	3,377,466	2,090,064	6,257,379	3,907,789

Gross margin	10,592,584	5,977,442	19,535,946	10,949,481

Operating expenses:
Research and development(1)	1,268,545	1,029,070	2,527,153	1,933,274
Sales and marketing(1)	5,408,315	3,494,499	10,676,568	6,739,150
General and administrative(1)	2,690,772	1,678,480	5,246,021	3,272,520

Total operating expenses	9,367,632	6,202,049	18,449,742	11,944,944

Income (loss) from operations	1,224,952	(224,607)	1,086,204	(995,463)

Interest income	372,348	184,667	665,934	361,047
Interest expense	—	(204)	—	(2,042)

Income (loss) before provision for income taxes	1,597,300	(40,144)	1,752,138	(636,458)
Provision for income taxes	66,600	—	74,100	—

Net income (loss)	1,530,700	(40,144)	1,678,038	(636,458)

Net income (loss) per common share:
Basic	$0.12	$(0.00)	$0.13	$(0.05)
Diluted	$0.12	$(0.00)	$0.13	$(0.05)

Weighted average shares used to compute net income (loss) per common share
Basic	12,485,205	12,085,448	12,450,037	12,064,393
Diluted	13,137,867	12,085,448	13,136,868	12,064,393

(1) Non-cash stock-based compensation expense included in these amounts is as follows:

Research and development	$76,967	$19,162	295,718	$39,042
Sales and marketing	200,147	33,501	391,055	69,770
General and administrative	349,654	19,253	677,208	39,079

Total non-cash stock-based compensation	$626,768	$71,916	1,363,981	$147,891

NeuroMetrix, Inc.
Condensed Balance Sheets
Unaudited

	June 30, 2006	December 31, 2005

Assets
Current assets:

Cash and cash equivalents	$5,161,894	$8,170,037
Short-term held-to-maturity investments	29,502,186	24,081,946
Accounts receivable, net	6,320,363	4,543,339
Inventories, net	2,944,863	2,683,409
Prepaid expenses and other current assets	762,922	614,169
Current portion of deferred costs	280,724	223,009

Total current assets	44,972,952	40,315,909

Restricted cash	1,458,598	1,458,598
Fixed assets, net	973,746	875,551
Deferred costs	302,430	247,013

Total assets	$47,707,726	$42,897,071

Liabilities and Stockholders’ Equity
Current liabilities:

Accounts payable	$1,599,182	$1,698,583
Accrued expenses	3,436,586	3,173,549
Current portion of deferred revenue	1,012,268	760,613

Total current liabilities	6,048,036	5,632,745

Deferred revenue	1,118,714	885,354
Other long-term liabilities	101,818	130,909

Total liabilities	7,268,568	6,649,008

Stockholders’ equity
Common stock	1,251	1,238
Additional paid-in capital	95,579,515	93,212,368
Deferred compensation	(279,726)	(425,623)
Accumulated deficit	(54,861,882)	(56,539,920)

Total stockholders’ equity	40,439,158	36,248,063

Total liabilities and stockholders’ equity	$47,707,726	$42,897,071